Exhibit 99.1

Revlon Announces Management Change and Preliminary 2017 Fourth Quarter and Full Year Financial Results

Fabian Garcia Steps Down as President and CEO

Paul Meister Named Executive Vice Chairman of the Board of Directors and Will Oversee Day-to-Day Operations of the Company on an Interim Basis

NEW YORK--(BUSINESS WIRE)--January 29, 2018--Revlon, Inc. (NYSE:REV) today announced that Fabian Garcia, President and Chief Executive Officer of Revlon, has stepped down from his position to pursue other opportunities. Paul Meister, currently a member of Revlon’s Board of Directors, will become Executive Vice Chairman of the Board, overseeing day-to-day operations of the company on an interim basis. Mr. Garcia will stay on through the end of February to assist Mr. Meister with an orderly transition of his duties.

“It has been a privilege to serve as CEO of this iconic company,” said Fabian Garcia. “I want to thank each and every one of the women and men of Revlon whose relentless commitment and passion for the beauty business have made this company the global cosmetics leader it remains today. I also want to thank MacAndrews & Forbes for their support as we started to transform the company after the Elizabeth Arden acquisition all the way through the most recent launch of the new and exciting ‘Live Boldly’ Revlon campaign. I’m confident that Revlon will continue to succeed as the company executes its long term growth plan, which is already having an impact on reestablishing its status as a trendsetter and pioneer in the industry.”

“This has been a difficult year for us balancing the successful integration of Elizabeth Arden with the rise of e-commerce and specialty beauty stores. We are aggressively catching up to that rapid transformation and I want to thank Fabian for his leadership through this challenging and dynamic period,” said Ronald O. Perelman, Chairman of the Revlon Board of Directors. “I look forward to continuing to realize the benefits of the Elizabeth Arden acquisition and evolving to grow in this exciting new way of business. The company has gained momentum and is now poised for future growth.”

Added Meister, “I’m thrilled to help lead Revlon during this transition period and I’ve been encouraged by the progress Revlon has made with respect to our extensive transformation initiatives. While we still have significant work to do, we’re putting our iconic brands at the center of our strategy to better position us in this rapidly evolving marketplace. I look forward to enhancing our operating structure, driving innovation, and strengthening the future leadership team.”

Paul Meister has served on the Board of Directors at Revlon since 2016. He is currently President of MacAndrews & Forbes and was co-founder of Liberty Lane Partners, LLC, a private investment company with investments in healthcare, technology, and distribution-related industries. He previously served as Chairman and CEO of inVentiv Health (now Syneos Health, Inc.) and Chairman of Thermo Fisher Scientific Inc.

Results of Operations

In connection with the Company’s management transition, Revlon also announced preliminary unaudited financial results for its fiscal year and fourth quarter ended December 31, 2017.

  The Company currently estimates that net sales were approximately $785 million for the three-month period ended December 31, 2017, compared to $801 million in the fourth quarter of 2016. Full year 2017 net sales are estimated to be approximately $2.7 billion, compared to $2.3 billion in 2016.
  The Company estimates that its reported net loss for the fourth quarter 2017 was in a range of approximately $60 million to $80 million, compared to $36.5 million in the fourth quarter of 2016. Full year 2017 net loss is estimated to be in the range of approximately $165 million to $185 million, compared to $21.9 million in 2016. The 2017 net loss includes the expected impact of a significant non-cash charge related to the recently enacted Tax Cuts and Jobs Act (Tax Reform) and an approximate $11 million projected non-cash goodwill impairment charge, on both a pre-tax and after-tax basis, recognized in the fourth quarter of 2017 relating to the Company’s Global Color Brands reporting unit.
  Fourth quarter 2017 Adjusted EBITDA(a) is estimated to be between approximately $110 and $115 million, compared to $149 million in the fourth quarter of 2016. Full year 2017 Adjusted EBITDA is expected to be approximately $260 million, compared to $415 million in 2016.
  The Company delivered strong results on the Elizabeth Arden Integration Program, realizing approximately $70 million of synergies and cost reductions in 2017.

Commenting on the preliminary results, Revlon’s Chief Operating Officer, Operations and Chief Financial Officer, Chris Peterson, said, “With the momentum that we generated in the fourth quarter of 2017, we are confident that the combination of our $260 million of 2017 Adjusted EBITDA, the synergies and cost reductions remaining to be captured through the Elizabeth Arden Integration, and our ongoing business initiatives provide Revlon with a stable foundation for its future success.”

Mr. Peterson continued, “Although we still have continuing improvements to make, we’re encouraged by our fourth quarter results, which represent a sequential improvement from the first nine months of the year. Our liquidity position has strengthened, and Revlon color cosmetics returned to growth in North America. The sector is experiencing a profound shift, but we’re gaining momentum on our strategy to respond to the accelerating pace of innovation and increasing migration to digitally-focused consumer engagement. We’re also pleased with our continued growth in e-commerce and look forward to expanding our share of this important category.”

Mr. Peterson added, “Contrary to false rumors and pure speculation in public reports, a material asset transfer is not being considered.”

These preliminary unaudited results are derived from preliminary internal financial reports and are subject to revision based on the Company's financial closing procedures and controls associated with the completion of its year-end financial reporting, including all customary reviews and approvals, and completion by the Company's independent registered public accounting firm of its audit of such financial statements for the year ended December 31, 2017. Accordingly, actual final results for 2017 may differ from these preliminary results, whether due to adjustments and other developments that may arise between the issuance of this press release and the issuance of the final audited results for the fiscal year ended December 31, 2017 or otherwise, and such differences may be material.

Revlon intends to release actual fourth quarter and full year 2017 earnings results on March 2, 2018.

ABOUT REVLON

Revlon has developed a long-standing reputation as a color authority and beauty trendsetter in the world of color cosmetics and hair care. Since its breakthrough launch of the first opaque nail enamel in 1932, Revlon has provided consumers with high quality product innovation, performance and sophisticated glamour. In 2016, Revlon acquired the iconic Elizabeth Arden company and its portfolio of brands, including its leading designer, heritage and celebrity fragrances. Today, Revlon's diversified portfolio of brands is sold in approximately 150 countries around the world in most retail distribution channels, including mass, salon and prestige and online direct to consumer. Revlon is among the leading global beauty companies, with some of the world’s most iconic and desired brands and product offerings in color cosmetics, skin care, hair care, hair color and fragrances under brands such as Revlon, Elizabeth Arden, Revlon ColorSilk, Revlon Professional, American Crew, Almay, Cutex, Elizabeth Taylor, Christina Aguilera, Britney Spears, Juicy Couture, Curve and John Varvatos. Please visit http://www.revlon.com for the latest news and information about Revlon and its brands.

Footnotes to Press Release

(a) Non-GAAP Financial Measures: The Adjusted EBITDA figures (the “Non-GAAP Financial Measures”) are non-GAAP financial measures that are reconciled to their most directly comparable GAAP measures in the accompanying financial table. The Company defines EBITDA as income from continuing operations before interest, taxes, depreciation, amortization, gains/ losses on foreign currency fluctuations, gains/losses on the early extinguishment of debt and miscellaneous expenses (the foregoing being the “EBITDA Exclusions”). The Company presents Adjusted EBITDA to exclude the impact of non-cash stock compensation expense, the EBITDA Exclusions and certain other non-operating items that are not directly attributable to the Company's underlying operating performance (the “Non-Operating Items”).

The Company excludes the EBITDA Exclusions and Non-Operating Items, as applicable, in calculating Adjusted EBITDA because the Company's management believes that some of these items may not occur in certain periods, the amounts recognized can vary significantly from period to period and/or these items do not facilitate an understanding of the Company's underlying operating performance.

The Company's management uses the Non-GAAP Measures as operating performance measures (in conjunction with GAAP financial measures) as an integral part of its reporting and planning processes and to, among other things: (i) monitor and evaluate the performance of the Company's business operations, financial performance and overall liquidity; (ii) facilitate management's internal comparisons of the Company's historical operating performance of its business operations; (iii) facilitate management's external comparisons of the results of its overall business to the historical operating performance of other companies that may have different capital structures and debt levels; (iv) review and assess the operating performance of the Company's management team and, together with other operational objectives, as a measure in evaluating employee compensation, including bonuses and other incentive compensation; (v) analyze and evaluate financial and strategic planning decisions regarding future operating investments; and (vi) plan for and prepare future annual operating budgets and determine appropriate levels of operating investments.

Management believes that the Non-GAAP Measures are useful to investors to provide them with disclosures of the Company's operating results on the same basis as that used by management. Management believes that Adjusted EBITDA provides useful information to investors about the performance of the Company's overall business because such measure eliminates the effects of certain charges that are not directly attributable to the Company's underlying operating performance. Additionally, management believes that providing Adjusted EBITDA enhances the comparability for investors in assessing the Company’s financial reporting.

Accordingly, the Company believes that the presentation of the Non-GAAP Measures, when used in conjunction with GAAP financial measures, are useful financial analytical measures that are used by management, as described above, and therefore can assist investors in assessing the Company's financial condition, operating performance and underlying strength. The Non-GAAP Measures should not be considered in isolation or as a substitute for their respective most directly comparable As Reported financial measure prepared in accordance with GAAP, which for Adjusted EBITDA is net income/loss. Other companies may define such non-GAAP measures differently. Also, while Adjusted EBITDA, as used in this release, is defined differently than Adjusted EBITDA for the Company's credit agreements and indentures, certain financial covenants in its borrowing arrangements are tied to similar financial measures. The Non-GAAP Measures should be read in conjunction with the Company's financial statements and related footnotes filed with the SEC.

REVLON, INC. AND SUBSIDIARIES
ADJUSTED EBITDA RECONCILIATION
(dollars in millions)

	Three Months Ended				Twelve Months Ended
	December 31,				December 31,
	2017			2016	2017			2016
	(Unaudited)				(Unaudited)
Reconciliation to net loss:

Net loss	$(62.3)	to	$(77.3)	$(36.5)	$(165.2)	to	$(185.2)	$(21.9)
Income (loss) from discontinued operations, net of taxes		$0.8		(2.6)		$2.1		(4.9)
Loss from continuing operations, net of taxes	(63.1)		(78.1)	(33.9)	(167.3)		(187.3)	(17.0)

Interest expense and amortization of debt issuance costs		41.8		38.1		158.9		112.0
Loss on early extinguishment of debt		-		-		-		16.9
Foreign currency (gains) losses, net		(1.7)		12.2		(18.5)		18.5
Provision for income taxes	43.0	to	63.0	9.5	5.0	to	25.0	25.5
Depreciation and amortization		44.1		42.2		155.8		123.2
Non-operating items(a)		46.9		81.4		125.3		136.8
Miscellaneous, net		(1.0)		(0.5)		0.8		(0.6)

Adjusted EBITDA	$110.0	to	$115.0	$149.0		$260.0		$415.3

(a) Includes the following items: non-cash stock compensation expense; restructuring and related charges; acquisition and integration costs; acquisition inventory adjustments; impairment charges; deferred consideration for CBB acquisition; and Elizabeth Arden 2016 Business Transformation program charges.

The provision for income taxes reflected in the table above includes a significant non-cash charge related to the recently enacted Tax Cuts and Jobs Act.

Forward Looking Statements

Statements made in this press release, which are not historical facts, including statements about the Company's plans, strategies, focus, beliefs and expectations, are forward-looking. Forward-looking statements speak only as of the date they are made and, except for the Company's ongoing obligations under the U.S. federal securities laws, the Company undertakes no obligation to publicly update any forward-looking statement, whether to reflect actual results of operations; changes in financial condition; changes in general U.S. or international economic, industry or cosmetics category conditions; changes in estimates, expectations or assumptions; or other circumstances, conditions, developments or events arising after the issuance of this press release. Such forward-looking statements include, without limitation, the following: (i) the Company’s belief that it is aggressively catching up to the rapid transformation brought on by the rise of e-commerce and specialty beauty stores; (ii) the Company’s belief that it is evolving to grow, has gained momentum and is now poised for future growth; (iii) the Company’s belief that while the Company still has significant work to do, that putting its iconic brands at the center of its strategy better positions the Company in the rapidly evolving marketplace; (iv) the Company’s plans to enhance its operating structure and drive innovation; (v) the Company’s belief that it is gaining momentum on its strategy to respond to the accelerating pace of innovation and increasing migration to digitally-focused consumer engagement; (vi) the Company’s plans to expand its share of the e-commerce category; (vii) the Company’s belief that with the momentum that it generated in the fourth quarter of 2017, the combination of its $260 million of 2017 Adjusted EBITDA, the synergies and cost reductions remaining to be captured through the Elizabeth Arden Integration, and its ongoing business initiatives provide Revlon with a stable foundation for its future success; and (viii) the Company’s belief that it will continue to succeed as it executes its long term growth plan, which is already having an impact on reestablishing its status as a trendsetter and pioneer in the industry. Actual results may differ materially from such forward-looking statements for a number of reasons, including those set forth in our filings with the SEC, including, without limitation, our 2016 Annual Report on Form 10-K that we filed with the SEC in March 2017 and our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that we have filed or will file with the SEC during 2017 and 2018 (which may be viewed on the SEC's website at http://www.sec.gov or on our website at http://www.revloninc.com), as well as reasons including: (i) difficulties, delays in or less than expected results from the Company’s efforts to enhance and accelerate its e-commerce and social media penetration, such as: (a) greater than anticipated levels of consumers choosing to purchase their beauty products through e-commerce and other social media channels and/or greater than anticipated declines in the brick-and-mortar retail channel, or either of those conditions occurring at a rate faster than anticipated; (b) the Company’s inability to address the pace and impact of this new commercial landscape, such as its inability to enhance its e-commerce and social media capabilities and/or increase its penetration of e-commerce and social media channels; (c) the Company’s inability to drive a successful long-term omni-channel strategy and significantly increase its e-commerce penetration; (d) difficulties, delays and/or the Company's inability to (in whole or in part): (1) develop and implement effective content to enhance its online retail position; (2) improve its consumer engagement across social media platforms; and/or (3) transform its technology and data to support efficient management of its digital infrastructure; and/or (e) the Company incurring greater than anticipated levels of expenses and/or debt to facilitate the foregoing objectives, which could result in, among other things, less than anticipated revenues and/or profitability; (ii) unanticipated circumstances or results affecting the Company's future financial performance, including decreased consumer spending in response to weak economic conditions or weakness in the consumption of beauty care products; adverse changes in foreign currency exchange rates; decreased sales of the Company's products as a result of increased competitive activities by the Company's competitors and/or decreased performance by third party suppliers; changes in consumer preferences, such as reduced consumer demand for the Company's color cosmetics and other current products, including new product launches; changes in consumer purchasing habits, including with respect to retailer preferences and/or sales channels; higher than expected restructuring costs and/or acquisition-related integration costs; higher than expected advertising, promotional and/or marketing expenses or lower than expected results from the Company’s advertising, promotional, pricing and/or marketing plans; higher than expected sales returns related to any reduction of space by the Company's customers or store closures, product discontinuances or otherwise or decreased sales of the Company’s existing or new products; actions by the Company’s customers, such as inventory management and greater than anticipated space reconfigurations or reductions in display space and/or product discontinuances or a greater than expected impact from pricing, marketing, advertising and/or promotional strategies by the Company's customers; changes in the competitive environment and actions by the Company's competitors, including, among other things, business combinations, technological breakthroughs, implementation of new pricing strategies, new product offerings, increased advertising, promotional and marketing spending and advertising, promotional and/or marketing successes by competitors; and/or (iii) difficulties, delays in or less than expected results from the Company’s efforts to grow profitability through intensive innovation, such as less than effective e-commerce penetration or product development; the Company's inability to consummate transactions to expand its geographical presence; less than effective product development, less than expected acceptance of its new or existing products; less than expected acceptance of its advertising, promotional, pricing and/or marketing plans and/or brand communication; less than expected investment in advertising, promotional and/or marketing activities or greater than expected competitive investment; less than expected levels of advertising, promotional and/or marketing activities for its new product launches; and/or less than expected levels of execution with its customers or higher than expected costs and expenses. Factors other than those listed above could also cause the Company’s results to differ materially from expected results. Additionally, the business and financial materials and any other statement or disclosure on or made available through the Company’s websites or other websites referenced herein shall not be incorporated by reference into this release.

CONTACT:
Media:
Sard Verbinnen & Co
Stephanie Pillersdorf / Emily Claffey / Julie Rudnick
212-687-8080